EXHIBIT 99.20

SECOND AMENDED AND RESTATED

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS SECOND AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT is entered into as of the 16th day of April 2003 (this “Agreement”), by and between LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (“Subordinated Lender”), and PLEASANT STREET INVESTORS, LLC, a California limited liability company, as the assignee of UBOC (as defined below) (“Senior Lender”).

RECITALS

A. Subordinated Lender and Union Bank of California, N.A. (“UBOC”) are party to that certain Amended and Restated Intercreditor and Subordination Agreement dated as of October 29, 2002, as amended by a First Amendment to Amended and Restated Intercreditor and Subordination Agreement dated as of November 22, 2002, a Second Amendment to Amended and Restated Intercreditor and Subordination Agreement dated as of December 20, 2002, and a Third Amendment to Amended and Restated Intercreditor and Subordination dated as of April 4, 2003 (as so amended, the “Existing Intercreditor Agreement”), with respect to indebtedness owing by OVERHILL FARMS, INC., a Nevada corporation (the “Company”) and its subsidiaries to UBOC and Subordinated Lender.

B. Concurrently herewith, pursuant to an Agreement of Purchase and Sale dated of even date herewith (the “Purchase Agreement”) between UBOC, as “Assignor,” and Senior Lender, as “Assignee,” UBOC is selling, assigning and transferring to Senior Lender, and Senior Lender is purchasing and assuming from UBOC, in each case without recourse or representation or warranty except as provided for therein, all of the Assignor’s right, title and interest in, to and under the Loan Documents and the other Assigned Interests (as defined therein), including, without limitation, the Existing Intercreditor Agreement.

C. In addition, concurrently herewith, the Senior Lender, as the assignee of UBOC, the Company and Overhill L.C. Ventures, Inc., a California corporation (“LCV”) are entering into a Second Amended and Restated Loan and Security Agreement dated of even date herewith (as amended from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, the parties thereto are amending and restating the Existing Senior Loan Agreement and Senior Lender is making additional loans to the Company, all on the terms and subject to the conditions set forth therein.

D. In addition, concurrently herewith, the Company, LCV and Subordinated Lender are entering into a Second Amended and Restated Securities Purchase Agreement dated of even date herewith (as amended from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the parties thereto are amending and restating that certain Amended and Restated Securities Purchase Agreement dated as of October 29, 2002, as amended by a First Amendment to Securities Purchase Agreement dated as of April 4, 2003.

E. Subordinated Lender hereby acknowledges and affirms that Senior Lender’s financial accommodations to Debtor constitute valuable consideration to Subordinated

Lender. Senior Lender hereby acknowledges and affirms that Subordinated Lender’s financial accommodations to Debtor constitute valuable consideration to Senior Lender.

G. The parties acknowledge that, concurrently herewith, Debtor is deemed to have repaid in full that certain Secured Senior Subordinated Bridge Note dated April 4, 2003, in the principal amount of $3,000,000, made payable by Debtor in favor of Subordinated Lender (the “Subordinated Bridge Note”), as provided in that certain Agreement Regarding Repayment of Bridge Note dated of even date herewith.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Senior Lender to enter into the Senior Loan Agreement and provide additional loans to Debtor and to induce Subordinated Lender to enter into the Securities Purchase Agreement, the parties hereby agree to amend and restate the Existing Intercreditor Agreement as follows:

1. Definitions. Unless otherwise defined in this Agreement, capitalized terms and matters of construction defined or established in Schedule A to the Senior Loan Agreement shall be applied herein as defined or established therein. As used in this Agreement the following terms shall have the following respective meanings:

“Collateral” shall mean all property of Debtor, real or personal, tangible or intangible, now existing or hereafter acquired, that is or may at any time be or become subject to a lien in favor of Senior Lender to secure the Senior Indebtedness.

“Existing Senior Loan Agreement” shall mean that certain Amended and Restated Loan and Security Agreement dated as of October 29, 2002, among the Company, LCV and UBOC, as amended by a First Amendment to Amended and Restated Loan and Security Agreement dated as of November 22, 2002, a Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 20, 2002, and a Third Amendment to Amended and Restated Loan and Security Agreement dated as of April 4, 2003.

“Insolvency Proceeding” shall mean any liquidation, bankruptcy, receivership, assignment for the benefit of creditors, or any other judicial, equitable, or administrative action or proceeding commenced by or against a Person or any of its assets or property under federal or state law and involving the adjustment, restructuring, or liquidation of any or all of the assets, obligations, business, or property of such Person.

“Lien” means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

“Person” shall mean any individual, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, or governmental (whether federal, state, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof) or other entity.

“Senior Indebtedness” shall mean all Indebtedness of Debtor or any other guarantor, now existing or hereafter arising under the Senior Loan Agreement and the other Senior Loan Documents, as each may from time to time be amended, supplemented, extended, renewed, modified or restated, whether for principal, premium, interest (including all interest accruing after the initiation of any Insolvency Proceeding of Debtor, whether or not such interest is allowed), fees, expenses, indemnities or otherwise; provided, however, that the aggregate amount of principal that constitutes Senior Indebtedness shall not exceed $22,000,000 without the prior written consent of Subordinated Lender, which consent may be granted or withheld by Subordinated Lender in its sole discretion.

“Senior Loan Documents” shall mean (a) the Senior Loan Agreement, (b) the Senior Term A Note, (c) the Senior Term B Note, (c) the Continuing Guaranty dated as of November 24, 1999, executed by LCV and Parent in favor of Senior Lender, as reaffirmed with respect to LCV by that certain Reaffirmation of Guaranty dated as of October 29, 2002, by LCV for the benefit of Senior Lender, and as terminated with respect to Parent by that certain Limited Release Agreement dated as of October 29, 2002, by Parent and Senior Lender, and as amended by an Amendment to Continuing Guaranty dated as of April 16, 2003, (d) the Stock Pledge Agreement dated as of November 24, 1999, executed by each of Parent and Debtor in favor of Senior Lender, as amended by the First Amendment to Pledge Agreement dated as of October 29, 2002, and as terminated with respect to Parent by that certain Limited Release Agreement dated as of October 29, 2002, by Parent and Senior Lender, (e) the Patent, Trademark and Copyright Security Agreement dated as of November 24, 1999, executed by the Company and Ventures in favor of UBOC, as amended by that certain First Amendment, dated as of August 25, 2000 and that certain Second Amendment, dated as of October 29, 2002; (f) Assignment of Representations, Warranties, Covenants and Indemnities dated as of August 25, 2000, between Debtor and Senior Lender, and consented to by SSE Manufacturing, Inc., a California corporation, and (g) all other Loan Documents (as such term is defined in the Senior Loan Agreement).

“Subordinated Indebtedness” shall mean all indebtedness, liabilities and other obligations of Debtor, LCV, or any other guarantor now existing or hereafter arising under the Senior Subordinated Note.

“Subordinated Loan Documents” shall mean (a) the Securities Purchase Agreement, (b) the Amended and Restated Secured Senior Subordinated Note Due 2004 dated November 24, 1999, amended and restated October 29, 2002, in the original principal amount of $28,000,000, as amended by an Amendment to Amended and Restated Secured Senior Subordinated Note Due 2004 dated as of April 4, 2003, as further amended from time to time (the “Senior Subordinated Note”), (c) the Amended and Restated Security Agreement dated as of October 29, 2002, between Debtor and Subordinated Lender, (d) the Amended and Restated Patent, Trademark and Copyright Security Agreement dated as of October 29, 2002, (e) the Amended and Restated Stock Pledge and Control Agreement dated as of October 29, 2002 between Debtor and Subordinated Lender, (f) the Amended and Restated Suretyship Agreement dated as of October 29, 2002, between LCV and Subordinated Lender, and (g) the Assignment of Representations, Warranties, Covenants

and Indemnities dated as of August 25, 2000, between Debtor and Subordinated Lender, and consented to by SSE Manufacturing, Inc., a California corporation.

2. Subordination of Claims. Except to the extent provided for in Section 4 of this Agreement, unless and until all Senior Indebtedness has been fully and finally paid and satisfied, Subordinated Lender shall not receive or accept from Debtor, LCV, or any other guarantor, by setoff or in any other manner, any payment on behalf of the Subordinated Indebtedness, and all amounts payable with respect to the Subordinated Indebtedness are expressly made subordinate in priority to the Senior Indebtedness.

3. Subordination of Security Interests. Notwithstanding the timing, order or manner of the grant or perfection of any of their respective Liens, the Liens now or hereafter held by Senior Lender in any Collateral to secure the Senior Indebtedness shall be senior and prior to any Liens now or hereafter held by or for the benefit of Subordinated Lender in or to any of the Collateral.

4. Allowed Payments. Notwithstanding anything to the contrary, Debtor or LCV may pay to Subordinated Lender, and Subordinated Lender may accept or receive and shall not be required to hold in trust for the benefit of Senior Lender, any and all payments due or payable under the Subordinated Loan Documents.

5. Consent. Senior Lender hereby consents to (a) Subordinated Lender, Debtor and LCV entering into the Securities Purchase Agreement and the other Subordinated Loan Documents, (b) the Liens on the Collateral created in favor of Subordinated Lender under the Subordinated Loan Documents and (c) the repayment of the Subordinated Bridge Note. Senior Lender hereby agrees that neither the execution of the Subordinated Loan Documents nor the grant, perfection or existence of the Liens on the Collateral created in favor of Subordinated Lender shall constitute a default or an event of default under the Senior Loan Documents. Subordinated Lender hereby consents to (a) Senior Lender, Debtor and LCV entering into the Senior Loan Agreement and the other Senior Loan Documents, and (b) the Liens on the Collateral created in favor of Senior Lender under the Senior Loan Documents, and agrees that neither the execution of such Senior Loan Documents nor the grant or existence of such Liens shall constitute a default or an event of default under and as defined in or a breach of any covenant under the Subordinated Loan Documents.

6. Amendment of Documents. Subordinated Lender may amend, supplement or otherwise modify any Subordinated Loan Documents without Senior Lender’s prior written consent. Senior Lender may not amend, supplement or otherwise modify any Senior Loan Documents without the prior written consent of Subordinated Lender.

7. Perfection of Subordinated Security Interest in Pledged Stock; Enforcement of Senior Security Interests. Senior Lender shall hold (a) the capital stock of LCV pledged by Debtor (collectively, the “Pledged Stock”), and (b) the Indebtedness owing to Debtor or LCV that is evidenced by promissory notes, instruments and letters of credit (collectively, the “Pledged Indebtedness”), in each case for itself and as bailee for Subordinated Lender, and, upon full and final payment of the Senior Indebtedness, shall deliver to Subordinated Lender the certificates representing the Pledged Stock and the promissory notes, instruments and letters of credit evidencing the Pledged Indebtedness, or as otherwise directed by

Subordinated Lender or order of any court. Senior Lender shall have no duties to Subordinated Lender in connection with its possession of the Pledged Stock or the Pledged Indebtedness prior to any foreclosure of Senior Lender’s security interest in such Pledged Stock or Pledged Indebtedness, other than the duty to take reasonable care to preserve rights in such Pledged Stock or Pledged Indebtedness.

8. Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or avoided, or must otherwise be returned by Senior Lender pursuant to any Insolvency Proceeding or otherwise, all as though such payment had not been made.

9. Nonimpairment. No right of Senior Lender to enforce the subordination provisions hereof shall at any time in any way be prejudiced or impaired by any act or failure to act by Subordinated Lender, Senior Lender or Debtor, or any noncompliance by Debtor or by Subordinated Lender with the terms and provisions and covenants herein contained, regardless of any knowledge thereof that Senior Lender may have or with which Senior Lender may otherwise be charged.

10. Instrument Legends. Subordinated Lender shall inscribe the face of the Senior Subordinated Note and any other instrument evidencing the Subordinated Indebtedness or any portion thereof with a legend conspicuously indicating that payment thereon is subordinated to the claims of Senior Lender pursuant to the terms of this Agreement, and shall forthwith deliver copies thereof to Senior Lender.

11. Additional Remedies. If Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, at equity or otherwise, Senior Lender may restrain such violation in any court of law or equity and may interpose this Agreement as a defense in any action by Subordinated Lender. If Senior Lender violates any of the terms of this Agreement, in addition to any remedies in law, at equity or otherwise, Subordinated Lender may restrain such violation in any court of law or equity and may interpose this Agreement as a defense in any action by Senior Lender.

12. Reliance. All of the Senior Indebtedness and Subordinated Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement.

13. Waivers. No waiver shall be deemed to have been made by Senior Lender or Subordinated Lender of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

14. Information Concerning Financial Condition. Each of Senior Lender and Subordinated Lender hereby acknowledges that the other has no obligation to keep it informed of the financial condition of Debtor or of other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or Subordinated Indebtedness. Each of Senior Lender and Subordinated Lender hereby agrees that the other shall have no duty to advise it of information known to it regarding such condition or any such circumstances. In the event Senior Lender or Subordinated Lender (the “providing party”), in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other (the “receiving party”), the providing party shall be under no obligation to (a) provide any such information to the receiving party on any subsequent occasion, (b) undertake any investigation not a part of its regular business routine, or (c) disclose any information that, pursuant to its commercial finance practices, the providing party wishes to maintain as confidential. Notwithstanding the foregoing, this Section 14 is subject to the notices required by Section 16 of this Agreement.

15. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Lender, Subordinated Lender and their respective successors and permitted assigns, and neither Debtor nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. This Agreement is intended solely for the purpose of defining the relative rights of Senior Lender and Subordinated Lender and is not intended to or will impair, as between Debtor and its creditors other than Senior Lender and Subordinated Lender, the respective obligations, which are absolute and unconditional, of Debtor to Senior Lender or Subordinated Lender. Each of Senior Lender and Subordinated Lender shall have the right to modify or terminate this Agreement at any time without notice to or approval of Debtor or any other Person; provided that Subordinated Lender may not terminate this Agreement unless and until (a) the Senior Indebtedness has been fully and finally paid and satisfied or (b) Senior Lender has otherwise consented thereto in writing; and provided further that Debtor has a right to approve any modification of this Agreement that increases its duties under this Agreement with respect to notices or additional duties. Notwithstanding any of the foregoing, if any third party satisfies the Senior Indebtedness owing to Senior Lender, Senior Lender may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be Senior Lender for all purposes of this Agreement.

16. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 22), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated beneath its signature line hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Debtor or Senior Lender) designated to receive copies herein shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

17. Costs and Attorneys’ Fees. If any action or proceeding is commenced by or between any of the parties hereto in connection with this Agreement, the prevailing party or parties therein shall be entitled to recover from the other party or parties their reasonable costs and attorneys’ fees.

18. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, in the case of any Insolvency Proceeding, any receiver, assignee for the benefit of creditors, trustee or debtor in possession on behalf of such Person), except as otherwise provided herein.

19. Integrated Agreement. This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings or agreements with respect thereto. This Agreement may not be modified or amended except in a writing signed by the parties.

20. Interpretation. The headings contained in this Agreement are for reference purposes only and do not define or limit the provisions hereof. Section, party, exhibit, schedule, recital and preamble references are to this Agreement unless otherwise stated. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

21. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

22. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile transmission, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

23. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

24. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE

PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SENIOR LENDER AND SUBORDINATED LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

25. Amendment and Restatement. This Agreement amends and restates in its entirety and is a modification (and, as modified, a continuation) of, the Existing Intercreditor Agreement. Notwithstanding the foregoing or anything to the contrary herein, nothing herein shall be deemed to limit or terminate any of Senior Lender’s or Subordinated Lender’s rights under the Existing Intercreditor Agreement that expressly survive the termination of the Existing Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.

SUBORDINATED LENDER LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:	LLCP California Equity Partners II, L.P., a California limited partnership, its General Partner

	By:	Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner

		By:	/s/ STEVEN E. HARTMAN
Steven E. Hartman Vice President

Address:	335 North Maple Drive, Suite 240 Beverly Hills, CA 90210 Attn: Arthur E. Levine, President Facsimile: (310) 275-1441

with a copy to: Irell & Manella LLP 1800 Avenue of the Stars, #900 Los Angeles, CA 90067 Attn: Mitchell S. Cohen, Esq. Facsimile: (310) 203-7199

[SIGNATURE PAGES CONTINUED]

SENIOR LENDER PLEASANT STREET INVESTORS, LLC a California limited liability company

By:	Levine Leichtman Capital Partners, Inc., its Manager

	By:	/s/ STEVEN E. HARTMAN
Steven E. Hartman Vice President

Address:	335 North Maple Drive, Suite 240 Beverly Hills, CA 90210 Attn: Arthur E. Levine, President Facsimile: (310) 275-1441

with a copy to: Irell & Manella LLP 1800 Avenue of the Stars, #900 Los Angeles, CA 90067 Attn: Mitchell S. Cohen, Esq. Facsimile: (310) 203-7199

ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and consents to the foregoing Second Amended and Restated Intercreditor and Subordination Agreement and agrees to cooperate with the parties thereto to insure enforcement of the priorities and other provisions specified therein, and not to make any payments to Subordinated Lender that are not expressly permitted under Sections 6 and 7 thereof.

Dated as of April , 2003	DEBTOR OVERHILL FARMS, INC.

	By:	/s/ JAMES RUDIS
James Rudis President and Chief Executive Officer

	By:	/s/ JOHN STEINBRUN
John Steinbrun Vice President and Chief Financial Officer

	Address:	2727 E. Vernon Avenue Vernon, CA 90058-1822 Attn: Mr. James Rudis, President Telephone No.: (323) 582-9977
LCV OVERHILL L.C. VENTURES, INC

	By:	/s/ JAMES RUDIS
James Rudis President and Chief Executive Officer

	By:	/S/ RICHARD A. HORVATH
Richard A. Horvath Vice President and Chief Financial Officer

	Address:	2727 E. Vernon Avenue Vernon, CA 90058-1822 Attn: Mr. James Rudis, President Telephone No.: (323) 582-9977